Back to 10-Q	Exhibit 10.12

AMENDMENT #14
TO CONTRACT NO. 0654 BETWEEN
GEORGIA DEPARTMENT OF COMMUNITY HEALTH AND
WELLCARE OF GEORGIA, INC.

This Amendment is between the Georgia Department of Community Health (hereinafter referred to as “DCH” or the “Department”) and WellCare of Georgia, Inc. (hereinafter referred to as “Contractor”) and is made effective on July 31, 2012 or the date signed by the DCH Commissioner, whichever occurs first (hereinafter referred to as the “Effective Date”). Other than the changes, modifications and additions specifically articulated in this Amendment #14 to Contract #0654, the Contract as previously amended shall remain in effect and binding on and against DCH and Contractor. Unless expressly modified or added in this Amendment #14, the terms and conditions of the Contract and its previous amendments are expressly incorporated into this Amendment #14 as if completely restated herein.

WHEREAS, DCH and Contractor executed a contract for the provision of services to members of the Georgia Families Program; and,

WHEREAS, pursuant to Section 32.0, Amendment in Writing, DCH and Contractor desire to amend the above-referenced Contract as set forth below.

NOW THEREFORE, for and in consideration of the mutual promises of the Parties, the terms, provisions and conditions of this Amendment and other good and valuable consideration, the sufficiency of which is hereby acknowledged, DCH and Contractor hereby agree as follows:

I.
Upon DCH’s receipt of written notice from CMS indicating that agency’s approval of this Amendment, the parties shall delete Section 26.0, Payment Bond & Irrevocable Letter of Credit, in its entirety and replace it with the following:

26.0	IRREVOCABLE LETTER OF CREDIT

26.1
Within five (5) Business Days of Contract Execution, Contractor shall obtain and maintain in force and effect an irrevocable letter of credit in the amount representing one half of one month’s Net Capitation Payment associated with the actual GF lives in the Atlanta and Central Service Regions enrolled in Contractor’s plan. For SFY 2007-2012, on or before July 2 each year, Contractor shall modify the amount of the irrevocable letter of credit currently in force and effect to equal one-half of the average of the Net Capitation Payments paid to the Contractor for the months of January, February and March.

For SFY 2013, Contractor shall modify the amount of the irrevocable letter of credit in force and effect as of June 30, 2012 to equal 12.5% of the average of the Net Capitation Payments paid to the Contractor for the months of January, February, and March of 2012. Contractor shall submit the SFY 2013 irrevocable letter of credit to the Department on or before August 1, 2012 and such instrument shall be in effect until June 30, 2013.

Amendment #14
Contract #0654
WellCare of Georgia, Inc.

Back to 10-Q	Exhibit 10.12

For SFY 2014 and thereafter, on or before July 2 each following year, Contractor shall modify the amount of the irrevocable letter of credit in force and effect as of June 30 to equal 37.5% of the average of the incurred Capitation Payments calculated by the Department for the Contractor for the months of January, February and March. For each fiscal year, the irrevocable letter of credit shall be in effect for the duration of that fiscal year.

26.2
If at any time during the year, the actual GF lives enrolled in Contractor’s plan increases or decreases by more than twenty-five percent, DCH, at its sole discretion, may increase or decrease the amount required for the irrevocable letter of credit.

26.3
With regard to the irrevocable letter of credit, DCH may recoup payments from the Contractor for liabilities or obligations arising from any act, event, omission or condition which occurred or existed subsequent to the effective date of the Contract and which is identified in a survey, review, or audit conducted or assigned by DCH.

26.4
DCH may also, at its discretion, redeem Contractor’s irrevocable letter of credit in the amount(s) of actual damages suffered by DCH if DCH determines that the Contractor is (1) unable to perform any of the terms and conditions of the Contract or if (2) the Contract is terminated by default or bankruptcy or material breach that is not cured within the time specified by DCH, or under both conditions described at one (1) and two (2).

II.
DCH and Contractor agree that they have assumed an obligation to perform the covenants, agreements, duties and obligations of the Contract, as modified and amended herein, and agree to abide by all the provisions, terms and conditions contained in the Contract as modified and amended.

III.
This Amendment shall be binding and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns. Whenever the provisions of this Amendment and the Contract are in conflict, the provisions of this Amendment shall take precedence and control.

IV.
It is understood by the Parties hereto that, if any part, term, or provision of this Amendment or this entire Amendment is held to be illegal or in conflict with any law of this State, then DCH, at its sole option, may enforce the remaining unaffected portions or provisions of this Amendment or of the Contract and the rights and obligations of the parties shall be construed and enforced as if the Contract or Amendment did not contain the particular part, term or provision held to be invalid.

V.	This Amendment shall become effective as stated herein and shall remain effective for so long as the Contract is in effect.

Amendment #14
Contract #0654
WellCare of Georgia, Inc.

Back to 10-Q	Exhibit 10.12

VI.	This Amendment shall be construed in accordance with the laws of the State of Georgia.

VII.	All other terms and conditions contained in the Contract and any amendment thereto, not amended by this Amendment, shall remain in full force and effect.

[SIGNATURES ON THE FOLLOWING PAGE]

Amendment #14
Contract #0654
WellCare of Georgia, Inc.

Back to 10-Q	Exhibit 10.12

SIGNATURE PAGE

IN WITNESS WHEREOF, DCH and Contractor, through their authorized officers and agents, have caused this Amendment to be executed on their behalf as of the date indicated.

GEORGIA DEPARTMENT OF COMMUNITY HEALTH

/s/ David A. Cook         8/3/12
David A. Cook, Commissioner            Date

/s/ Jerry Dubberly         8/1/12
Jerry Dubberly, Medicaid Division Chief        Date

WELLCARE OF GEORGIA, INC.

BY:    /s/ Jesse Thomas         7-31-12
Signature                            Date

_Jesse Thomas
Print/Type Name

President, South Division
*TITLE

* Must be President, Vice President, CEO or Other Officer Authorized by Corporate Resolution to Execute on Behalf of and Bind the Corporation to a Contract

Amendment #14
Contract #0654
WellCare of Georgia, Inc.